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Exhibit 23.5

CONSENT OF RYDER SCOTT COMPANY, L.P.

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of information contained in our report dated January 31, 2014, appearing in the annual report on Form 10-K of Rhino Resource Partners LP for the year ended December 31, 2013 and to the reference to Ryder Scott Company, L.P. in those filings and any amendments thereto which is part of this Registration Statement.

/s/ Ryder Scott Company, L.P.
 Ryder Scott Company, L.P.
TPBE Firm Registration No. F-1580

Houston, TX
October 10, 2014

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  Exhibit 23.5
CONSENT OF RYDER SCOTT COMPANY, L.P.